Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AgEagle Aerial Systems, Inc.

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our report dated April 10, 2020, relating to the consolidated financial statements of AgEagle Aerial Systems, Inc and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

April 27, 2020